UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2009

FORCE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52494
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

708 11th Ave SW, Suite 219, Calgary, Alberta, Canada T2R 0E4
(Address of principal executive offices and Zip Code)

403-718-9842
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 16, 2009 Force Energy Corp. (“Force”) entered into an assignment agreement with G2 Petroleum, LLC, a Delaware, corporation, pursuant to which Force purchased a 25% working interest in G2 Petroleum’s Diamond Springs Prospect in consideration for issuing to G2 Petroleum 450,000 common shares of Force at a deemed price of $0.32 per common share for total consideration of $144,000. The acquisition was completed on September 16, 2009. Following completion of the acquisition, Force holds a 75% working interest in the Diamond Springs Prospect.

Force issued the 450,000 shares of its common stock to G2 Petroleum pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act of 1933 on the basis that G2 Petroleum represented to Force that they were an “accredited investor” as such term is defined in Rule 506 of Regulation D.

A copy of the Assignment Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure under Item 1.01 of this Current Report on Form 8-K is responsive to this Item and is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is responsive to this Item and is hereby incorporated by reference.

Item 9.01Finanical Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Assignment Agreement dated September 16, 2009 between Force Energy Corp. and G2 Petroleum, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORCE ENERGY CORP.

/s/ Rahim Rayani
Rahim Rayani
President

Date: September 23, 2009